                                                                     EXHIBIT 4.2


                          REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                         AZTEC TECHNOLOGY PARTNERS, INC.

                                       AND

                             THE BANKS NAMED HEREIN

                              --------------------

                                 APRIL 21, 2000

                              --------------------

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of April 21, 2000 is by and among Aztec Technology Partners, Inc., a Delaware corporation (the "Company"), Fleet National Bank ("Fleet"), as agent ("Agent") and the Banks listed on EXHIBIT A hereto (together with their respective successors and assigns, the "Banks").

         WHEREAS, pursuant to a Third Amendment to Revolving Credit Agreement dated as of March 30, 2000, Fleet and the other Banks may become entitled to receive warrants to purchase Common Stock of the Company (the "Warrants");

         WHEREAS, the parties desire to enter into this Registration Rights Agreement to provide for the holders of the Warrants certain arrangements with respect to the registration of shares of capital stock of the Company under the Securities Act of 1933;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth and other good and valuable consideration, the parties hereto hereby agree as follows:

1.       REGISTRATION RIGHTS. The Company covenants and agrees as follows:

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

              (a) "SECURITIES ACT" means the Securities Act of 1933, as amended.

              (b) "1934 ACT" means the Securities Exchange Act of 1934, as amended.

              (c) "FORM S-1" means such form under the Securities Act as in effect on the date hereof, or any registration form under the Securities Act subsequently adopted by the SEC which permits the registration of securities under the Securities Act for which no other form is authorized or prescribed.

              (d) "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

              (e) The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

              (f) "REGISTRABLE SECURITIES" means (i) the Common Stock issuable or issued upon the exercise or conversion of the Warrants and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares described in (i) above, excluding in all cases, however, any securities that have been sold in a public sale or other transaction in which the rights under this Section 1 are not properly assigned.

              (g)  "SEC" shall mean the Securities and Exchange Commission.

              (h)  "TERMINATION DATE" has the meaning set forth in Section 1.8.

              (i) "WARRANT HOLDER" means each Bank and any persons or entities to whom the rights granted under this Section 1 are transferred by a Bank or as permitted under Section 2 below.


         1.2 REGISTRATION. The Company will, on or before May 1, 2000, file with the SEC a registration statement on Form S-3 (or, if Form S-3 is not then available to the Company for registration of the Registrable Securities, on Form S-1 or any other form that is available) with respect to the resale of all the Registrable Securities, and shall file such additional registration statements as may from time to time be necessary for the registration of any Registrable Securities as may not properly be included in the initial registration statement, and will use its commercially reasonable efforts to cause such registration statements to become effective as soon as possible thereafter (but not before Warrants are issued) and to remain effective until the Termination Date. Subject to receipt of the Warrant Holder's agreement described in Section 2.1, the Company will amend or supplement such registration statements within a reasonable time after request, as may be necessary, to include the names of any permitted transferee of the Registrable Securities as selling stockholders. Each holder of Registrable Securities being registered on such registration statements shall, as a condition thereof, provide the Company with all such information about such holder and his or its proposed method of distribution as the Company shall reasonably request to comply with the provisions of the Securities Act and the rules of the SEC thereunder.

         1.3 REGISTRATION PROCEDURES. In connection with the registration of Registrable Securities, the Company shall, as expeditiously as reasonably possible (but subject to providing counsel to the Warrant Holders with a reasonable opportunity to review and comment on all documents):

              (a) Prepare and file with the SEC a registration statement which complies with the provisions of the Securities Act and the rules and regulations of the SEC thereunder with respect to such Registrable Securities within the time period specified in Section 1.2 above; thereafter use its commercially reasonable efforts to cause such registration statement to become effective; and keep such registration statement effective until the Termination Date with respect to all Warrant Holders; provided, however, that if all dates upon which the Banks may be entitled to receive Warrants under the Revolving Credit Agreement dated as of July 27, 1998 (as amended and in effect from time to time, the "Credit Agreement") by and among the Company, the Banks and BankBoston, N.A. (now known as Fleet National Bank) as agent for the Banks (the "Agent"), shall have expired without the Banks being entitled to receive Warrants, the Company need not continue to keep such registration statement effective. Notwithstanding the foregoing, not more frequently than once during any period of twelve consecutive months, the Company may by written notice require the holders of Registrable Securities not to sell, and the holders agree in such case not to sell, such securities under such registration for a period specified by the Company (not to exceed twenty Business Days) (a "Blackout Period"). After receipt by all Banks and holders of Registrable Securities of a written request from the Company requesting an additional Blackout Period and stating with sufficient detail the rationale for the request and not made more than once every fourteen days (an "Additional Blackout Request"), the Agent with the prior written consent of the holders of at least 80% of the Registrable Securities (or Banks holding at least 80% of the then outstanding principal amount of the "Notes" issued under and as defined in the Credit Agreement if no Warrants have been issued) may agree to additional Blackout Periods, provided, however, that, for purposes of such consent, the failure of any Bank or holder of Registrable Securities to respond to the Agent regarding an Additional Blackout Request within five Business Days after receipt of such Additional Blackout Request shall be deemed to be a consent to the Blackout Period requested by the Additional Blackout Request. A Bank or holder of Registrable Securities that does not wish to consent to an Additional Blackout Request may within such five Business Day period so indicate in writing to the Agent with a copy to the Company made in accordance with the notice provisions of the Credit Agreement. After receipt of an Additional Blackout Request, each holder of Registrable Securities agrees that it will not sell any Registrable Securities under such registration for a period (a "Mini Blackout Period") equal to the sum of (i) the lesser of (x) five Business Days after receipt of such Additional Blackout Request or (y) the period from the date of receipt of such Additional Blackout Request to the date when holders of more than 20% of the Registrable Securities (or Banks holding more than 20% of the outstanding principal amount of the "Notes" issued under and as defined in the Credit Agreement if no Warrants have been issued) have indicated in writing to the Agent that they do not wish to consent to the Blackout Period proposed by such Additional Blackout Request, plus (ii) in the event such consent is not given or deemed given, one additional Business Day.

              (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with each Warrant Holder's intended method of disposition.

              (c) Furnish to the Warrant Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Warrant Holders.

              (d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Warrant Holders and any managing underwriter; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

              (e) Use its commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of a registration statement covering Registrable

Securities and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify the Warrant Holder of the issuance of such order and the resolution thereof;

              (f) Promptly notify each Warrant Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Warrant Holder, promptly prepare and furnish to such Warrant Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing.

              (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

              (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

         1.4 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Warrant Holder that such Warrant Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Warrant Holder's Registrable Securities.

         1.5 EXPENSES OF REGISTRATIONS. The Company shall pay all expenses other than underwriting discounts and commissions, incurred in connection with registrations, filings, or qualifications pursuant to this Section 1, including without limitation (i) all registration, filing, and qualification fees (including, but not limited to, filing fees with the SEC and state securities administrators, fees due to the National Association of Securities Dealers and fees due for listing on any stock exchange or for qualifying for quotation on the Nasdaq system); (ii) printing and accounting fees; (iii) fees and disbursements of counsel for the Company; and (iv) the reasonable fees and disbursements of a single counsel for the selling Warrant Holders.

         1.6 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

              (a) BY THE COMPANY. The Company will indemnify each selling Warrant Holder, each of its officers and directors and partners and each person or entity controlling any such persons or entities within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each person or entity who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in the investigation or settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document executed in connection with the foregoing, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such selling Warrant Holder and each other person or entity indemnified hereunder for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, expense, or violation arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such selling Warrant Holder or underwriter and stated specifically to be for use therein, or any action or inaction required of any selling Warrant Holder in connection therewith.

              (b) BY EACH WARRANT HOLDER. Each selling Warrant Holder will indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person or entity who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such person or entity whose securities are covered by such registration statement, each of its officers and directors and each person or entity controlling such selling securityholder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such selling Warrant Holder of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to such selling Warrant Holder and relating to action or inaction required of such selling Warrant Holder in connection with any such registration, qualification or compliance, and will reimburse the Company and each other person or entity indemnified hereunder for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document executed in connection with the foregoing in reliance upon and in conformity with written information furnished to the Company by such selling Warrant Holder and stated specifically to be for use therein or such violation arises out of any action or inaction required of such selling Warrant Holder in connection therewith; provided, however, that the obligation of such selling Warrant Holder hereunder and under Section 1.6(d) below shall be limited to an amount equal to the net proceeds received by such selling Warrant Holder upon the sale of the Shares sold by such selling Warrant Holder in the offering covered by such registration.

              (c)  NOTICE. Each party entitled to indemnification under this
Section 1.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest (as determined in good faith by the Indemnified Party). The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to do so materially prejudices the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

              (d)  CONTRIBUTION. If the indemnification provided for in this
Section 1.6 is unavailable, then each Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in this Section 1.6 an amount in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, demands or liabilities as well as any other relevant equitable considerations. Each Warrant Holder's obligation shall be limited as set forth in Section 1.6 (b) above. Each Warrant Holder's obligation shall be several and not joint with respect to any other Warrant Holder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or parties on the one hand or the Indemnified Party on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid to an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 1.6(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim that is the subject of this
Section 1.6. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

              (e) SURVIVAL. The obligations of the Company and Warrant Holders under this Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1.

         1.7 RULE 144 REPORTING. With a view to making available to the Warrant Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Warrant Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its commercially reasonable efforts to:

              (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 under the Securities Act;

              (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

              (c) Furnish to any Warrant Holder, so long as the Warrant Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Warrant Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to Form S-3.

         1.8 TERMINATION OF REGISTRATION RIGHTS. Each Warrant Holder's rights to require registration of Registrable Securities held by it as provided for in this Section 1 shall terminate with respect to such Warrant Holder on the date when the earliest of the following occurs (i) all such Registrable Securities held by such Warrant Holder have been sold in a public offering pursuant to an effective registration statement under the Securities Act or (ii) three years and six months after the last date of issuance of the Warrants (the "Termination Date").

2.       TRANSFERS OF CERTAIN RIGHTS.

         2.1. The rights granted to the Banks under Section 1 of this Agreement may be transferred to (i) any holder of a Warrant exercisable for at least five percent (5%) of the Registrable Securities, (ii) any other Bank or Affiliate, subsidiary, partner, member or shareholder of any Bank, (iii) to any stockholder or noteholder of any of the Banks who receives Registrable Securities in connection with the liquidation of any Bank or (iv) any other person or entity that acquires at least five percent (5%) of the Registrable Securities; provided, however, that the transferee shall have executed an instrument satisfactory to the Company agreeing to be bound by the obligations of his or its transferor under this Agreement.

         2.2. A transferee to whom rights are transferred pursuant to this
Section 2 may transfer such rights to any other person or entity, as provided in
Section 2.1 above.

         2.3. Each Warrant shall bear a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

         "THE SHARES OF STOCK THAT WOULD BE ISSUED UPON EXERCISE OR CONVERSION OF THIS WARRANT ARE SUBJECT TO A CERTAIN REGISTRATION RIGHTS AGREEMENT, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY, THE REGISTERED OWNER OF THIS

         WARRANT (OR ITS PREDECESSOR IN INTEREST) AND OTHERS, AND SUCH AGREEMENT IS AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE OFFICES OF THE COMPANY."

3.       GENERAL.

         3.1. NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand, by telecopier, by overnight mail or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

if to the Company:                Aztec Technology Partners, Inc.
                                  Attn:  General Counsel
                                  Suite 220
                                  50 Braintree Hill Office Park
                                  Braintree, MA  02184
                                  Facsimile:  (781) 849-1802


with a copy to:                   Hale and Dorr LLP
                                  Attn:  Alexander Bernhard, Esq.
                                  60 State Street
                                  Boston, MA  02109
                                  Facsimile: (617) 367-5071

if to the Agent or a Bank:        at its address set forth on EXHIBIT A to this
                                  Agreement (or at such other address as may have been furnished in writing to the Company by the Agent or such Bank.)

with copies to:                   Palmer & Dodge LLP
                                  Attn:  Richard Hiersteiner, Esq.
                                  One Beacon Street
                                  Boston, MA 02108
                                  Facsimile:  (617) 227-4420

         Notices provided in accordance with this Section 3.1 shall be deemed delivered upon personal delivery, receipt by telephonic facsimile or overnight mail, or 48 hours after deposit in the mail, first class postage prepaid, in accordance with the above.

         3.2. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

         3.3. AMENDMENTS AND WAIVERS. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 80% of the Registrable Securities (or Banks holding at least 80% of the then outstanding principal amount of the "Notes" issued under and as defined in the Credit Agreement if no Warrants have been issued). No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         3.4. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         3.5. CAPTIONS. The captions of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

         3.6. SEVERABILITY. Each provision of this Agreement shall be interpreted in such manner as to validate and give effect thereto to the fullest lawful extent, but if any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent so determined and such invalidity or unenforceability shall not affect the remainder of such provision or the remaining provisions of this Agreement.

         3.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.


                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                  AZTEC TECHNOLOGY PARTNERS, INC.

                                  By: /s/ Ira Cohen
                                     -----------------------------
                                     Name:  Ira Cohen
                                     Title: President

                                  FLEET NATIONAL BANK, INDIVIDUALLY AND AS AGENT

                                  By: /s/ Richard E. Lynch
                                     -----------------------------
                                     Name:  Richard E. Lynch
                                     Title: Vice President


                                  CITIZENS BANK OF MASSACHUSETTS

                                  By: /s/ James M. Ray
                                     -----------------------------
                                     Name:  James M. Ray
                                     Title: Vice President


                                  THE FUJI BANK, LIMITED

                                  By: /s/ Masahito Fukuda
                                     -----------------------------
                                     Name:  Masahito Fukuda
                                     Title: Sr. Vice President and
                                            Group Head

                                  NATIONAL CITY BANK OF KENTUCKY

                                  By: /s/ Glenn E. Nord
                                     -----------------------------
                                     Name:  Glenn E. Nord
                                     Title: Vice President

                                  LASALLE BANK NATIONAL ASSOCIATION

                                  By: /s/ John J. McGuire
                                     -----------------------------
                                     Name:  John J. McGuire
                                     Title: 1st Vice President

                                  PEOPLE'S BANK

                                  By: /s/ Dante Pazzine
                                     -----------------------------
                                     Name:  Dante Pazzine
                                     Title: Vice President